Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 pertaining to The Commercial & Savings Bank 401(k) Retirement Plan of our report dated June 28, 2011 which report appears in the December 31, 2010, Annual Report on Form 11-K.

/s/ S.R. Snodgrass, A.C.
Wexford, Pennsylvania
June 28, 2011